Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 02:30 PM 12/18/2008 Filed 02:30 PM 12/18/2008 SRV 081209186 - 4244391 FILE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF TRUST
OF
DAIMLERCHRYSLER AUTO TRUST 2007-A
          THIS Certificate of Amendment to Certificate of Trust of DaimlerChrysler Auto Trust 2007-A (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned trustee to amend a statutory trust under the Delaware Statutory Trust Act (12 Del, C. Section 3801 et seq.) (the “Act”).
          1. Name: The name of the statutory trust amended hereby is DaimlerChrysler Auto Trust 2007-A.
          2. Amendment: The Certificate of Trust of the Trust is hereby amended by changing the name of the statutory trust to Chrysler Financial Auto Securitization Trust 2007-A.
          3. Effective Date: This Certificate of Amendment shall be effective upon its filing with the Secretary of the State of Delaware.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment in accordance with Section 381l(a)(2) of the Act.

BNY MELLON TRUST OF DELAWARE,
as Owner Trustee

By:	/s/ James Ambagis

	Name:	James Ambagis
	Title:	Assistant Vice President

CERTIFICATE OF TRUST
OF
DAIMLERCHRYSLER AUTO TRUST 2007-A
     THIS Certificate of Trust of DaimlerChrysler Auto Trust 2007-A (the “Trust”) is being duly executed and filed by The Bank of New York (Delaware), as Owner Trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 § Del.C. Section 3801 et seq.) (the “Act”).
     1. Name: The name of the statutory trust formed hereby is DaimlerChrysler Auto Trust 2007-A.
     2. Delaware Trustee: The name and business address of the trustee of the Trust, in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.
     3. Effective Date: This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 381l(a) of the Act.

THE BANK OF NEW YORK (Delaware),
not in its individual capacity but solely as Owner Trustee

By:	/s/ Kristine K. Gullo Name: Kristine K. Gullo
Title: Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:20 AM 11/01/2006
FILED 11:20 AM 11/01/2006
SRV 061002359 — 4244391 FILE